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                                                                    EXHIBIT 10.9

                                    GUARANTEE

      This guarantee and covenant (the "GUARANTEE") dated May 14, 2004 made by Steelbank Inc. (the "GUARANTOR") to and in favour of Barry Seigel, Jeffrey Greenberg and Mark Madigan (collectively, the "VENDORS").

      RECITALS:

      (a) The Vendors, BST Acquisition Ltd. ("BST") and Tarpon Industries, Inc. (the "PRINCIPAL") have entered into a share purchase agreement dated April 2, 2004 as amended by the amending agreement dated May 5, 2004 (collectively, the "PURCHASE AGREEMENT") providing for the purchase by BST from the Vendors of all of the issued and outstanding shares in the capital of the Guarantor (the "PURCHASED SHARES");

      (b) As part of the consideration for such purchase, BST has (i) issued to the Vendors a promissory note dated the date hereof in the principal amount of $800,000.00 ("NOTE A"); (ii) further issued to each of the Vendors respectively a promissory note, each dated the date hereof and each in the principal amount of $135,000.00 (collectively, "NOTES B"); and (iii) agreed to pay to the Vendors an amount equal to $375,000.00 of the purchase price for the Purchased Shares in the form of common shares in the capital of the Principal (the "COVENANT SHARES") pursuant to and in accordance with the provisions of Section 2.3(d) of the Purchase Agreement (the "COVENANT");

      (c) The Covenant Shares are deemed for purposes of this Guarantee to have a value equal to $375,000.00 (the "SHARE VALUE AMOUNT");

      (d) It is a condition of the closing of the transactions contemplated by the Purchase Agreement that the Guarantor execute and deliver this Guarantee;

      (e) As security for the payment and performance of the Guarantor's obligations under this Guarantee, the Guarantor has executed and delivered a general security agreement dated the date hereof to and in favour of the Vendors (the "GSA");

      (f) All dollar amounts referenced herein are in Canadian funds unless indicated otherwise; and

      (g)   Note A and Notes B are hereinafter collectively called the "NOTES";
            and

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      (h)   The term "Business Day" as used herein shall have the same meaning as ascribed thereto in the Purchase Agreement.

      In consideration of the foregoing, the sum of $10.00 now paid by each of the Vendors to the Guarantor and other good and valuable consideration (the receipt and adequacy of which are acknowledged by the Guarantor), the Guarantor covenants and agrees in favour of the Vendors as follows:

1. The Guarantor hereby irrevocably and unconditionally guarantees to the Vendors the following:

      (i) the issuance to the Vendors of the Covenant Shares in accordance with the terms of the Purchase Agreement, failing which the Guarantor expressly covenants and agrees to, forthwith upon demand, pay to the Vendors, by certified cheque or wire transfer, an amount equal to the Share Value Amount, and

      (ii) the payment to the Vendors of all amounts due and owing under the Notes as and when due, in accordance with the terms thereof.

      (the matters contemplated by paragraphs (i) and (ii) above being hereinafter collectively called the "GUARANTEED OBLIGATIONS").

2. The Guarantor represents and warrants that it has duly and fully complied with all applicable statutory disclosure requirements in connection with the Guarantor's granting this Guarantee (including but not limited to Subsection 20(2) of the Business Corporations Act (Ontario), as applicable).

3. The Vendors shall not be obligated to pursue any recourse or remedy as against BST (or any other party) or realize on any security the Vendors may hold in respect of the Guaranteed Obligations or otherwise before being entitled to (i) pursue and enforce performance by the Guarantor of the Guarantor's obligations under this Guarantee or (ii) pursue any other remedy as against the Guarantor.

4. Any reduction or decrease in, or reduction or decrease in the value of, the security granted to the Vendors by the Guarantor pursuant to the GSA shall not discharge pro tanto (or otherwise) or limit or lessen the liability or any of the obligations of the Guarantor under this Guarantee.

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5.    The obligation of the Guarantor to pay to the Vendors the amount of the
      Guaranteed Obligations shall arise, and the Guarantor shall make such payments to the Vendors, forthwith upon demand.

6. The Guarantor waives notice of any and all defaults by BST in regards to the Notes and/or the Covenant. The Guarantor consents to any and all extensions of time, waivers or indulgences (of any nature, kind or manner whatsoever) that the Vendors (or any of them) may grant to BST in regards to any of the Notes or the Covenant.

7. The Guarantor acknowledges and agrees that mention in this Guarantee of any particular right or remedy available to the Vendors in regards to any default by the Guarantor shall not preclude the Vendors from exercising, or limit the extent of, any other remedy in respect thereof, whether at law or in equity, or any other provision of this Guarantee. No remedy available hereunder to the Vendors shall be interpreted as being exclusive or dependent upon any other remedy, and the Vendors may from time to time exercise, at their option, any one or more remedies independently or in combination.

8. No condoning, excusing or overlooking by the Vendors of any default by the Guarantor under this Guarantee shall operate as a waiver of any of the Vendors' rights or any of the Guarantor's obligations hereunder and no waiver shall be inferred from or implied by anything done, delayed or omitted to be done by the Vendors, save and except only an express waiver in writing given by the Vendors to the Guarantor.

9. In the event that any portion of this Guarantee shall be declared by a Court of competent jurisdiction to be invalid, illegal or unenforceable at law, then such portion shall be deemed severed from this Guarantee, and the remaining portions shall remain in full force and effect and binding upon the Guarantor.

10. This Guarantee shall be construed, governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Guarantor irrevocably submits and agrees to attorn to the Courts of the Province of Ontario in the event of any suit, action or other legal proceeding in regards to this Guarantee or other matter arising in connection therewith.

11. This Guarantee may not be assigned by the Guarantor without the Vendors' prior written consent. This benefits of this Guarantee may not be assigned by the Vendors without the Guarantor's prior written consent. No assignment of this Guarantee shall release the Guarantor of its obligations and liabilities under this Guarantee. This Note shall enure to

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      the benefit of the Vendors and their respective successors, assigns, heirs, executors, administrators, estate trustees and legal representatives, and shall be binding upon the Guarantor and its successors,(including but not limited to successors by amalgamation or otherwise) and permitted assigns.

      IN WITNESS WHEREOF the Guarantor has executed this, Guarantee.

                                     STEELBANKING

                                     By: /s/ PETER FARQUHAR
                                         --------------------------------------
                                         Name: PETER FARQUHAR
                                         Title: DIRECTOR

                                     I have the authority to bind the Guarantor.